================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A
                        AMENDMENT NO. 1 TO CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 25, 1998



                            CAPITAL TITLE GROUP, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



         Delaware                       1-9396                   87-0399785
------------------------------       -----------             -------------------
(State or other jurisdiction of      (Commission               (IRS Employer
incorporation or organization)         File No.)             Identification No.)


14555 North Scottsdale Rd. Suite 320, Scottsdale, Arizona           85254
---------------------------------------------------------         ---------
     (Address of principal executive offices)                     (Zip Code)

       Registrant's telephone number, including area code: (602) 483-8868
                                                           --------------

================================================================================

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     Pursuant to a Merger Agreement dated September 1, 1998, (the "Agreement") among Registrant, New Century Title Company of Northern California (the "Merger Sub"), a California corporation, which is a wholly-owned subsidiary of Registrant, Northwestern Consolidated Corporation, a California corporation ("NCC"), and Northwestern Title Company of Alameda County, Northwestern Title Security Company, Northwestern Accommodation Company, NW Service Corporation, Nave Corporation, Northwestern Title Insurance Company and Recon Services Corporation, which are all wholly-owned subsidiaries of NCC, NCC became a wholly-owned subsidiary of Registrant by merger of NCC with and into Merger Sub. As a result of the merger, the shareholders of NCC holding less than 2,000 shares of common stock of NCC will be entitled to receive cash in an amount equal to $11.00 per share of NCC common stock and the shareholders of NCC holding 2,000 or more shares of NCC common stock will be entitled to receive a combination of cash and common stock of the Registrant. Total consideration for the merger is $3,293,926 in cash and 659,075 restricted shares of the Registrant's common stock.

     NCC, through its subsidiaries, provides title, escrow and related real estate services in Sonoma, Contra Costa and Alameda Counties in the San Francisco, California region. NCC had total assets of approximately $6,436,763 at December 31, 1997. For the year ended December 31, 1997, NCC had revenue of $9,623,722 and had a net loss of $78,667. For the nine months ended September 30, 1998, NCC had revenue of $7,394,943 and had net income of $862,910.

     The merger, which is being accounted for as a purchase, was effective November 1, 1998 but was subject to regulatory approval and filings with the California Secretary of State. The approval and filing requirements were completed on November 25, 1998.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     Pursuant to Item 7 (a) (4) of Form 8-K, all required historical financial statements of NCC and all required pro forma financial statements are being filed in this Amendment No. 1.

     The unaudited pro forma consolidated financial information of the Company, included in Item 7(b) of this Form 8-K/A, is based on and should be read in conjunction with the audited financial statements and notes thereto appearing in the Company's annual report on Form 10-KSB for the year ended December 31, 1997 and the unaudited financial statements and notes thereto appearing in the Company's Form 10-QSB for the nine month period ended September 30, 1998. The unaudited pro forma condensed combining balance sheet of the Company as of September 30, 1998 reflects the financial position of the Company after giving effect to the acquisition of NCC and assumes the acquisition took place on September 30, 1998. The unaudited pro forma condensed combining statements of operations for the fiscal year ended December 31, 1997 and the nine months ended September 30, 1998 assume that the acquisition occurred on January 1, 1997.

     The unaudited pro forma condensed combining financial statements have been prepared by the Company based upon available information and certain assumptions that management believes are reasonable in the circumstances. The unaudited pro forma information presented herein is shown for illustrative purposes only and is not necessarily indicative of the future financial position or future results of operations of the Company, or the financial position or results of operations of the Company that would have actually occurred had the acquisition been in effect as of the date or for the periods presented. The Company's financial statements will reflect the acquisition only from November 1, 1998.

     (a) Financial Statements of Business Acquired.

                                                                         Page
                                                                         ----
         Report of Independent Public Accountants                         F-1
         Consolidated Balance Sheets as of December 31, 1997 and 1996     F-2
         Consolidated Statements of Operations and Retained Earnings
         for the Year Ended December 31, 1997 and the Fifteen Month
         Period Ended December 31, 1996                                   F-3
         Consolidated Statements of Cash Flows for the Year Ended
         December 31, 1997 and the Fifteen Month Period Ended
         December 31, 1996                                                F-4-5
         Notes to Consolidated Financial Statements                       F-6-18

         Consolidated Balance Sheet as of September 30, 1998              F-19
         Consolidated Statements of Operations for the Nine Months
         ended September 30, 1998 and 1997                                F-20
         Consolidated Statements of Cash Flows for the Nine Months
         ended September 30, 1998 and 1997                                F-21
         Notes to Consolidated Financial Statements                       F-22

     (b)  Pro Forma Financial Information.

          Unaudited Pro Forma Condensed Combining Statement of
          Operations for the Year Ended December 31, 1997                  F-23

          Unaudited Pro Forma Condensed Combining Statement of
          Operations for the Nine Months Ended September 30, 1998          F-24

          Unaudited Pro Forma Condensed Balance Sheets as of
          September 30, 1998                                               F-25

          Notes to Unaudited Pro Forma Condensed Combining
          Financial Statements                                             F-26

     (c)  Exhibits.

          10. * Merger Agreement among the Registrant, Northwestern Consolidated Corporation and related subsidiaries.

          23.   Consent of Pisenti & Brinker LLP

          * Previously filed.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


CAPITAL TITLE GROUP, INC.

By: /s/ Mark C. Walker                                   Dated: February 3, 1999
   ------------------------------------------
   Mark C. Walker
   Vice President and Chief Financial Officer

INDEPENDENT AUDITORS' REPORT



To the Board of Directors
Northwestern Consolidated Corporation
Santa Rosa, California


We have audited the accompanying consolidated balance sheets of NORTHWESTERN CONSOLIDATED CORPORATION AND SUBSIDIARIES as of December 31, 1997 and 1996, and the related consolidated statements of operations and retained earnings, and cash flows for the year ended December 31, 1997 and the fifteen month period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of NORTHWESTERN CONSOLIDATED CORPORATION AND SUBSIDIARIES as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for the periods then ended in conformity with generally accepted accounting principles.



/s/ Pisenti & Brinker LLP

Santa Rosa, California
March 13, 1998

                                                       NORTHWESTERN CONSOLIDATED
                                                    CORPORATION AND SUBSIDIARIES

                                                     CONSOLIDATED BALANCE SHEETS
================================================================================
DECEMBER 31,                                               1997          1996
--------------------------------------------------------------------------------
ASSETS

Current assets:
  Cash and cash equivalents                             $1,056,211    $  657,830
  Interest-bearing time deposits                           821,506       819,984
  Accounts receivable, net of allowance
    for doubtful accounts of $21,500
    and $26,100, respectively                               79,093        84,754
  Notes and other receivables                              202,352       318,466
  Prepaid expenses and other assets                         34,649        33,537
--------------------------------------------------------------------------------

       Total current assets                              2,193,811     1,914,571
--------------------------------------------------------------------------------
Notes receivable                                           148,881       236,475
Other assets                                               168,425       152,168
Rental and investment properties                           692,773       716,449
Property and equipment                                   3,163,551     3,394,239
Property under capital leases                               69,322        26,987
--------------------------------------------------------------------------------

                                                        $6,436,763    $6,440,889
================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Cash overdraft                                        $  178,318    $    6,790
  Accounts payable and accrued expenses                    493,045       650,924
  Current portion of long-term debt                        166,171       192,504
  Current obligations under capital lease                   14,983         4,516
--------------------------------------------------------------------------------

       Total current liabilities                           852,517       854,734
--------------------------------------------------------------------------------
Lease deposits                                              22,608        10,231
Long-term debt                                           1,559,969     1,540,973
Obligations under capital leases                            70,164        24,779
--------------------------------------------------------------------------------

       Total liabilities                                 2,505,258     2,430,717
--------------------------------------------------------------------------------
Stockholders' equity
  Common stock, $1.08 stated value; authorized
    1,000,000 shares, issued and outstanding
    539,075 shares                                         582,201       582,201
  Additional paid-in capital                                 1,766         1,766
  Retained earnings                                      3,347,538     3,426,205
--------------------------------------------------------------------------------

       Total stockholders' equity                        3,931,505     4,010,172
================================================================================

                                                        $6,436,763    $6,440,889
================================================================================

                     See accompanying Notes to Consolidated Financial Statements

                                                       NORTHWESTERN CONSOLIDATED
                                                    CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
================================================================================
PERIODS ENDED DECEMBER 31,                             1997             1996
--------------------------------------------------------------------------------
REVENUE
  Title insurance premiums                          $4,239,044      $ 4,912,729
  Escrow, recording and conveyance fees              4,915,230        5,550,623
  Reports                                               14,656           30,122
  Net rental and other income                          422,074          643,574
  Accommodation fees                                    32,718           37,458
--------------------------------------------------------------------------------

                                                     9,623,722       11,174,506
--------------------------------------------------------------------------------
COSTS AND EXPENSES
  Salaries and other personnel costs                 4,317,213        5,513,803
  Recording and underwriting fees                    3,165,836        3,437,008
  Other operating expenses                           1,571,425        1,957,656
  Escrow and title losses                               27,968           82,980
  Depreciation and amortization                        186,013          276,840
  Rent                                                 271,032          454,325
  Interest                                             156,502          225,742
--------------------------------------------------------------------------------

                                                     9,695,989       11,948,354
--------------------------------------------------------------------------------

Loss before income taxes                               (72,267)        (773,848)

INCOME TAX (EXPENSE) BENEFIT                            (6,400)           7,600
--------------------------------------------------------------------------------

NET LOSS                                               (78,667)        (766,248)

RETAINED EARNINGS AT BEGINNING OF PERIOD            $3,426,205      $ 4,192,453
--------------------------------------------------------------------------------

RETAINED EARNINGS AT END OF PERIOD                  $3,347,538      $ 3,426,205
================================================================================

NET LOSS PER SHARE OF COMMON STOCK                  $     (.15)     $     (1.42)
================================================================================

                     See accompanying Notes to Consolidated Financial Statements

                                                       NORTHWESTERN CONSOLIDATED
                                                    CORPORATION AND SUBSIDIARIES

                                           CONSOLIDATED STATEMENTS OF CASH FLOWS
================================================================================
PERIODS ENDED DECEMBER 31,                                  1997         1996
--------------------------------------------------------------------------------
                                                         INCREASE (DECREASE) IN
                                                       CASH AND CASH EQUIVALENTS
CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                                               $  (78,667)   $(766,248)
 Adjustments to reconcile net loss to net cash
  used in operating activities:
    Depreciation and amortization                          209,689      303,243
    Loss (gain) on dispositions of property
      and equipment                                         48,735     (160,718)
    Loss on reduction of carrying value of
      note receivable                                           --       25,000
    Deferred income taxes                                       --      (20,500)
    Bad debt expense                                        23,377           --
 Changes in assets and liabilities affecting
   operating  activities:
    (Increase) decrease in assets:
      Accounts receivable                                   10,260      (84,754)
      Income tax refund receivable                              --      402,800
      Prepaid expenses and other assets                     (3,396)      39,320
      Other receivables                                    (67,140)     109,838
    Increase (decrease) in liabilities:
      Accounts payables and accrued expenses              (151,212)      63,646
--------------------------------------------------------------------------------

         Net cash used in operating activities              (8,354)     (88,373)
--------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
 (Increase) decrease in interest-bearing time
    deposits (net)                                          (1,522)     147,260
 Increase in cash value of officers' life insurance        (13,973)        (613)
 Advances on notes receivable                                   --       (4,108)
 Payments on notes receivable                              242,872       92,579
 Proceeds from sale of property and equipment               27,730        1,200
 Purchase of property and equipment                        (13,064)     (37,961)
 Purchase of improvements for rental properties                 --      (82,321)
--------------------------------------------------------------------------------

         Net cash provided by investing activities         242,043      116,036
--------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
 Cash overdraft                                            171,528      (47,894)
 Lease deposits received                                    12,377       10,231
 Proceeds from note payable                                 36,000       73,385
 Payments on notes payable                                 (50,004)     (85,853)
 Payments on obligations under capital lease                (5,209)        (691)
 Dividends paid                                                 --           --
--------------------------------------------------------------------------------
         Net cash provided by (used in)
          financing activities                             164,692      (50,822)
--------------------------------------------------------------------------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS       398,381      (23,159)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR             657,830      680,989
--------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                $1,056,211    $ 657,830
================================================================================

                     See accompanying Notes to Consolidated Financial Statements

                                                       NORTHWESTERN CONSOLIDATED
                                                    CORPORATION AND SUBSIDIARIES

                                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                     (continued)
================================================================================
PERIODS ENDED DECEMBER 31,                               1997          1996
--------------------------------------------------------------------------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

 Cash paid during the year for:

   Income taxes                                        $  6,400     $ 12,800
================================================================================

   Interest                                            $169,232     $215,382
================================================================================
NONCASH INVESTING AND FINANCING TRANSACTIONS

 Acquisition of office equipment under capital
   lease obligation                                    $ 61,061     $ 29,986
================================================================================

 Transfer of accounts payable to long-term debt        $  6,667     $     --
================================================================================

 A building  with a net  book  value of  $296,478  was
   transferred  during the period  ended  December 31,
   1996 to a corporation  as payment in full on a note
   payable  of  $420,125   and  accrued   interest  of
   $35,973.  The  subsidiary   recognized  a  gain  of
   $159,620 on this transaction
================================================================================

                     See accompanying Notes to Consolidated Financial Statements

                                                       NORTHWESTERN CONSOLIDATED
                                                    CORPORATION AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================
PERIODS ENDED DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------

NOTE A. SUMMARY OF BUSINESS ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES

    Northwestern Consolidated Corporation (the "Company") owns 100% of the voting stock of Northwestern Title Company of Alameda County, Northwestern Title Security Company, Northwestern Accommodation Company, and NW Service Corporation. Two of the subsidiaries are underwritten title companies which place title insurance and provide escrow services, one is a property exchange accommodator, and the fourth is a service company which provides data services to banks and leasing services to its affiliates. The Company and subsidiaries provide services in Sonoma, Alameda and Contra Costa counties.

    The following is a summary of the Company's significant accounting policies utilized in the preparation of the accompanying consolidated financial statements.

    CONSOLIDATION

    The  consolidated  financial  statements  include the accounts of the parent
    company  and  its  wholly-owned   subsidiaries   after  elimination  of  all
    significant intercompany accounts and transactions.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation and amortization are computed using both straight-line and accelerated methods at varying rates reflecting estimated useful lives as follows:

    Buildings and improvements                           4 to 45 years
    Office furniture, fixtures and equipment             5 to  8 years
    Automotive equipment                                 3 to  5 years

    TRUST AND ESCROW ASSETS AND LIABILITIES

    Assets and liabilities of trusts and escrows being administered by two of the Company's subsidiaries have not been included in the consolidated financial statements in accordance with the reporting practices of the title abstract industry. These assets and liabilities as of December 31, 1997 and 1996 were approximately $5,925,300 and $5,932,100, respectively.

    INCOME TAXES

    Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of property and equipment, accrued escrow losses and accrued vacation for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

                                                       NORTHWESTERN CONSOLIDATED
                                                    CORPORATION AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================
PERIODS ENDED DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------

NOTE A. SUMMARY OF BUSINESS ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES
        (continued)

    PROPERTY ACQUISITIONS

    Cash held by a Company subsidiary for property acquisitions has not been reflected in the consolidated financial statements. This cash represents amounts held in the capacity of a property exchange accommodator. The funds are restricted for acquisition of property for the subsidiary's customers. These assets and liabilities as of December 31, 1997 and 1996 were approximately $3,078,200 and $162,700, respectively.

    REVENUE

    Revenue from title insurance premiums and escrow services are recognized upon the close of escrow.

    CASH EQUIVALENTS

    The Company considers all savings time deposits with an original maturity of three months or less to be cash equivalents.

    ADVERTISING COSTS

    Advertising costs are expensed as incurred. Advertising expense was $8,383, and $5,305 for the periods ended December 31, 1997 and 1996, respectively.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Due to their prospective nature, actual results could differ from those estimates.

                                                       NORTHWESTERN CONSOLIDATED
                                                    CORPORATION AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================
PERIODS ENDED DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------

NOTE B. CHANGE IN FISCAL YEAR

    The Department of Insurance has required all California based underwritten title companies to change from fiscal year ends to a calendar year end beginning December 31, 1996. In accordance with this change, the statements of operations and retained earnings and cash flows for the period ended December 31, 1996 cover a period of fifteen months, whereas the statements at December 31, 1997 cover a period of twelve months. The results of operations and cash flows for the fifteen months ended December 31, 1996 are not indicative of the results of operations and cash flows that may be expected for a twelve month period.

NOTE C. NOTES AND OTHER RECEIVABLES

                                                                1997      1996
                                                             -------------------
    Notes receivable, individuals, primarily secured by
     deeds of trust to real property, bearing interest
     rates ranging from 6% to 12% per annum, due
     at various dates through April 2012                     $ 49,881   $206,503
    Note receivable, limited partnerships, secured by a
     deed of trust to real property bearing interest
     at 7%                                                    100,000    100,000
    Note receivable, unsecured, interest rate 8% per
         annum, due August 1998                                86,250    172,500
    Due from escrow earnings                                    1,526      2,310
    Other receivables                                         113,576     73,628
    ----------------------------------------------------------------------------

                                                              351,233    554,941
    Less current portion                                      202,352    318,466
    ----------------------------------------------------------------------------

                                                             $148,881   $236,475
    ============================================================================

    A subsidiary company holds a note receivable, individual, which was refinanced during March 1997. The subsidiary received $150,544 on the existing note and agreed to take a second deed of trust on the remaining $48,881, with payments of interest only at 7% per annum, due April 2012.

                                                       NORTHWESTERN CONSOLIDATED
                                                    CORPORATION AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================
PERIODS ENDED DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------

NOTE C. NOTES AND OTHER RECEIVABLES (continued)

    The note receivable, limited partnerships was due in March 1992. During the year ended December 31, 1994, the deed of trust securing the note was withdrawn. The subsidiary pursued legal action and in December 1996 entered into a Mutual Release and Settlement Agreement with the partnerships. Subject to the conditions of this agreement, $40,000, plus interest at 7% or a lesser amount is due upon the sale of the property securing the note. The amount is contingent upon the net sale proceeds. The remaining $60,000 is secured by a deed of trust, bearing interest at 7% and due December 31, 1999. An additional $25,000 was written off during the period ended December 31, 1996. It is management's belief that the entire $100,000 is fully collectible.

NOTE D. RENTAL AND INVESTMENT PROPERTIES AND OTHER INCOME

                                                            1997       1996
                                                          -------------------
    Rental properties, at cost:
      Land                                                $155,715   $155,715
      Buildings and improvements                           814,991    815,692
    -------------------------------------------------------------------------

                                                           970,706    971,407
    Less accumulated depreciation                          373,507    350,532
    -------------------------------------------------------------------------

                                                           597,199    620,875
    Investment property, at cost:
      Land                                                  95,574     95,574
    -------------------------------------------------------------------------

                                                          $692,773   $716,449
    =========================================================================

    Net rental and other income consists of the following:

                                                            1997       1996
                                                          -------------------
    Rental income                                         $278,768   $184,040
    Rental expenses:
      Sublease rental expense                              136,088     47,466
      Depreciation (computed principally by
        straight-line method over estimated
        useful lives ranging from 5 to 40 years)            23,676     26,403
      Interest                                              11,493     16,055
      Taxes                                                 18,823     22,084
      Other rental expenses                                 55,639     40,365
    -------------------------------------------------------------------------

                                                           245,719    152,373
    =========================================================================

    Net rental income                                     $ 33,049   $ 31,667
    =========================================================================

                                                       NORTHWESTERN CONSOLIDATED
                                                    CORPORATION AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================
PERIODS ENDED DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------

NOTE D. RENTAL AND INVESTMENT PROPERTIES (continued)

                                                             1997       1996
                                                          --------------------
    Net rental income                                     $ 33,049    $ 31,667
    Interest income                                        140,094     160,643
    Parking income                                          18,698      30,054
    Data service fees                                      263,940     260,492
    (Loss) gain on dispositions of
      property and equipment                               (48,735)    160,718
    Other income                                            15,028          --
    --------------------------------------------------------------------------

    Net rental and other income                           $422,074    $643,574
    ==========================================================================

    Minimum future rentals to be received on non-cancelable leases as of December 31, 1997 for each of the next four years and in the aggregate are:

     Year ending December 31,

           1998                                            $256,672
           1999                                             241,226
           2000                                             229,567
           2001                                              15,220
           2002                                              12,000
           Thereafter                                        39,000
     --------------------------------------------------------------

                                                           $793,685
     ==============================================================

    As of May 1, 1997, the Company's subsidiary entered into a sublease rental agreement for the Walnut Creek office space. The terms of the sublease include incremental rent adjustments through October 1999. The Company's subsidiary also holds an existing sublease on the Pleasanton location under a similar arrangement. For the periods ended December 31, 1997 and 1996, rental payments included in operating expenses of the subsidiary were $86,352 and $27,918, respectively.

                                                       NORTHWESTERN CONSOLIDATED
                                                    CORPORATION AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================
PERIODS ENDED DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------

NOTE E. PROPERTY AND EQUIPMENT

                                                        1997         1996
                                                     -----------------------
    Land                                             $  972,845   $  972,845
    Buildings and improvements                        2,305,732    2,384,746
    Office furniture, fixtures and equipment          2,122,262    2,495,531
    Automotive equipment                                231,298      295,743
    Title plant                                         279,229      279,229
    ------------------------------------------------------------------------

                                                      5,911,366    6,428,094
    Less accumulated depreciation and amortization    2,747,815    3,033,855
    ------------------------------------------------------------------------

                                                     $3,163,551   $3,394,239
    ========================================================================

    Depreciation and amortization expense for the periods ended December 31, 1997 and 1996 was $167,287 and $273,841, respectively.

    During the period ended December 31, 1996 the cost and accumulated depreciation of certain property were reclassified to rental properties.

NOTE F. PROPERTY UNDER CAPITAL LEASES

                                                       1997         1996
                                                     --------------------

    Office equipment                                 $91,047      $29,986
    Less accumulated amortization                     21,725        2,999
    ---------------------------------------------------------------------

                                                     $69,322      $26,987
    =====================================================================

    Amortization expense for the periods ended December 31, 1997 and 1996 was $18,726 and $2,999, respectively.

                                                       NORTHWESTERN CONSOLIDATED
                                                    CORPORATION AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================
PERIODS ENDED DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------

NOTE F. PROPERTY UNDER CAPITAL LEASES (continued)

    The future minimum lease payments under capital leases, together with the present value of the net minimum lease payments as of December 31, 1997, are as follows:

    Year ending December 31,

         1998                                                $  26,600
         1999                                                   26,600
         2000                                                   26,600
         2001                                                   25,074
         2002                                                   12,132
    ------------------------------------------------------------------

    Total minimum lease payments                               117,006
    Less amount representing interest                           31,859
    ------------------------------------------------------------------

    Present value of net minimum lease payments                 85,147
    Less current portion                                        14,983
    ------------------------------------------------------------------

                                                             $  70,164
    ==================================================================

NOTE G. NOTES PAYABLE

                                                        1997         1996
                                                     -----------------------
    Note payable, bank, secured by deed of trust
      to real property with book value of
      $2,451,977, monthly principal payments of
      $1,417 plus accrued interest at prime
      rate plus 1%, but not less than 8.0%
      (9.50% at December 31, 1997), due
      February 1, 1999                               $1,540,973   $1,557,977
    Note payable, bank, guaranteed by parent
      Company with monthly interest only
      payments at prime rate plus 1% (9.50%
      at December 31, 1997) principal due
      October 30, 1999                                   36,000           --
    ------------------------------------------------------------------------
    Subtotal                                         $1,576,973   $1,557,977

                                                       NORTHWESTERN CONSOLIDATED
                                                    CORPORATION AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================
PERIODS ENDED DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------

NOTE G. NOTES PAYABLE (continued)

                                                          1997         1996
                                                       -----------------------
    Subtotal                                           $1,576,973   $1,557,977
    Note payable, bank, secured by deed of trust to
      rental and  ther real property with a book value
      of $212,247, monthly principal payments of
      $1,500 plus interest at the prime rate less 1%
      (7.50% at December 31, 1997), due October
      1998                                                142,500      160,500
    Note payable, bank, unsecured, monthly
      principal payments of $2,500 plus accrued
      interest at prime rate less 1% (7.25% at
      December 31, 1996), due June 15, 1997                    --       15,000
    Note payable, bank, unsecured monthly principal
      payments of $3,333 due February 15, 1998
      with interest at 10% on default only                  6,667           --
    --------------------------------------------------------------------------

                                                        1,726,140    1,733,477
    Less current portion                                  166,171      192,504
    --------------------------------------------------------------------------

                                                       $1,559,969   $1,540,973
    ==========================================================================

    Maturities of notes payable are as follows at December 31, 1997:

    Year ending December 31,

          1998                                           $  166,171
          1999                                            1,559,969
    ---------------------------------------------------------------

NOTE H. LEASE COMMITMENTS

    The Company and its subsidiaries conduct a portion of their operations in leased premises under agreements expiring at various dates through 2002. Certain lease agreements provide for annual increases based on increases in the Consumer Price Index.

                                                       NORTHWESTERN CONSOLIDATED
                                                    CORPORATION AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================
PERIODS ENDED DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------

NOTE H. LEASE COMMITMENTS (continued)

    Minimum future rental payments under all noncancelable operating leases as of December 31, 1997, are as follows:

    Year ending December 31,

          1998                                             $  395,379
          1999                                                336,327
          2000                                                260,805
          2001                                                 39,483
          2002                                                 15,744
    -----------------------------------------------------------------

                                                           $1,047,738
    =================================================================

    Total minimum  future  rental  payments have not been reduced by $472,440 of
    sublease  rentals  to  be  received  in  the  future  under   non-cancelable
    subleases.

    Rental expense for the periods ended December 31, 1997 and 1996 was $271,032 and $454,327, respectively.

NOTE I. INCOME TAXES

    The Company and its subsidiaries file consolidated Federal and combined California income tax returns.

    The provision for income taxes is comprised of current and deferred components. The current component represents the amount of federal and state income taxes which are currently reportable to the respective tax authorities and is measured by applying statutory rates to the Company's taxable income as reported in its consolidated income tax returns.

    Deferred income taxes are provided for the temporary differences between the carrying values of the Company's assets and liabilities for financial reporting purposes and their corresponding income tax bases. These temporary differences are primarily attributable to depreciation, accrued vacation, escrow losses, and California income tax and California net operating loss carryforwards which, due to income tax laws and regulations, become taxable or deductible in different fiscal years than their corresponding treatment for financial reporting purposes. The temporary differences give rise to either a deferred tax asset or liability in the consolidated financial statements, which is computed by applying current statutory tax rates to taxable and deductible temporary differences based upon the classification (i.e., current or noncurrent) of the asset or liability in the financial statements which relates to the particular temporary difference. Deferred taxes related to differences which are not attributable to a specific asset or liability are classified in accordance with the future period in which they are expected to reverse and be recognized for income tax purposes.

                                                       NORTHWESTERN CONSOLIDATED
                                                    CORPORATION AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================
PERIODS ENDED DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------

NOTE I. INCOME TAXES (continued)

    The provision for income taxes is comprised of the following components:

                                                 1997          1996
                                              -----------------------
    Current expense:
         Federal                              $  --         $   --
         State                                 (6,400)       (12,800)
    ----------------------------------------------------------------

                                               (6,400)       (12,800)
    Deferred (expense) benefit:
         Federal                                 --           61,100
         State                                   --          (40,700)
    ----------------------------------------------------------------

                                                 --           20,400
    ----------------------------------------------------------------

    Total income tax (expense) benefit        $(6,400)      $  7,600
    ================================================================

    FASB 109 requires that a valuation allowance be established for deferred tax assets when it is likely that they will not be realized. The assessment of realization is to be based upon the weight of the evidence at the balance sheet date. The valuation accounts reduce the amount of gross deferred tax assets to their estimated recoverable amounts.

    Since it is unlikely that in the near future the Company will make profits large enough to fully utilize the net operating loss carryforwards generated in prior years the valuation allowance reduces the deferred tax assets as of December 31, 1997 and 1996.

                                                       NORTHWESTERN CONSOLIDATED
                                                    CORPORATION AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================
PERIODS ENDED DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------

NOTE I. INCOME TAXES (continued)

                                                          Valuation
                                    Current  Noncurrent   Allowance     Total
    ---------------------------------------------------------------------------
    DECEMBER 31, 1997
    Deferred tax assets:
        Federal                     $50,900   $314,400    $(212,700)   $152,600
        State                         9,800     82,900      (59,200)     33,500
    ---------------------------------------------------------------------------

                                     60,700    397,300     (271,900)    186,100
    ---------------------------------------------------------------------------
    Deferred tax liabilities:
        Federal                      31,300    121,300           --     152,600
        State                          --       33,500           --      33,500
    ---------------------------------------------------------------------------

                                     31,300    154,800           --     186,100
    ---------------------------------------------------------------------------
    Net deferred tax asset
      (liability)                   $29,400   $242,500    $(271,900)   $     --
    ===========================================================================

                                                           Valuation
                                    Current   Noncurrent   Allowance      Total
    ---------------------------------------------------------------------------
    DECEMBER 31, 1996
    Deferred tax assets:
        Federal                     $61,300   $306,000    $(231,000)   $136,300
        State                        13,100     98,600      (78,700)     33,000
    ---------------------------------------------------------------------------

                                     74,400    404,600     (309,700)    169,300
    ---------------------------------------------------------------------------

    Deferred tax liabilities:
        Federal                      42,700     93,600           --     136,300
        State                         1,300     31,700           --      33,000
    ---------------------------------------------------------------------------

                                     44,000    125,300           --     169,300
    ---------------------------------------------------------------------------
    Net deferred tax asset
      (liability)                   $30,400   $279,300    $(309,700)   $     --
    ===========================================================================

                                                       NORTHWESTERN CONSOLIDATED
                                                    CORPORATION AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================
PERIODS ENDED DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------

NOTE I. INCOME TAXES (continued)

    The approximate federal and state net operating loss carryforwards available to offset future taxable income expire as follows:

                                                           Federal

      2009                                                $ 92,900
      2010                                                  38,700
      2011                                                 610,400
      2012                                                 182,800
    --------------------------------------------------------------

                                                          $924,800
    ==============================================================

                                                           State

      1998                                               $  30,200
      1999                                                 552,300
      2000                                                  24,800
      2001                                                 311,800
      2002                                                  68,200
    --------------------------------------------------------------

                                                         $987,300
    ==============================================================

NOTE J. RETIREMENT PLANS

    During the period ended December 31, 1996 the Company terminated their defined contribution pension plan and amended the profit sharing plan. With the transfer of retirement funds from the defined contribution plan all participants will "vest" 100% in their account balances. Employees of the Company may now participate in a salary deferral plan under Section 401(k) of the Internal Revenue Code, whereby the employees may elect to make contributions pursuant to a salary reduction agreement upon meeting age and length of service requirements. The Company did not make any matching contributions during the period ended December 31, 1997 or 1996.

NOTE K. CASH IN EXCESS OF INSURED LIMITS

    The Company and its subsidiaries maintain cash and cash equivalents in financial institutions insured by the Federal Depository Insurance
    Corporation (FDIC) wherein the balances often exceed the insurance limitations. At December 31, 1997, the Company and subsidiaries had accounts with approximately $963,770 in excess of the maximum insured limitation of $100,000.

                                                       NORTHWESTERN CONSOLIDATED
                                                    CORPORATION AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================
PERIODS ENDED DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------

NOTE L. CONTINGENCIES

    The Company's subsidiary is engaged in legal actions arising from the normal course of business. Pending litigation involves claims against the Company's subsidiary of approximately $300,000. With respect to such litigation, the Company's General Counsel believes the possibility of incurring a loss is both remote and inestimable. Therefore no loss has been accrued for the year ended December 31, 1997.

NOTE M. RECLASSIFICATIONS

    Certain reclassifications have been made to the 1996 financial statements to conform to the classifications adopted for the 1997 financial statements. There is no affect on net loss as reported for the fifteen month period ended December 31, 1996.

             NORTHWESTERN CONSOLIDATED CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                   September 30,    December 31,
                                                       1998            1997
                                                   -------------    ------------
                                                    (unaudited)
ASSETS
Current Assets:
   Cash                                             $2,660,433      $1,877,717
   Notes and other receivables, net                    274,736         281,445
   Prepaid expenses and other assets                    64,666          34,649
                                                    ----------      ----------
     Total Current Assets                            2,999,835       2,193,811

Property and Equipment, net                          3,373,039       3,646,417

Other Assets:
   Investment in title plant                           279,229         279,229
   Deposits and other assets                           455,572         317,306
                                                    ----------      ----------
     Total Assets                                   $7,107,675      $6,436,763
                                                    ==========      ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Notes payable - current portion                  $1,581,340      $  181,154
   Accounts payable and accrued expenses               680,677         671,363
                                                    ----------      ----------
     Total Current Liabilities                       2,262,017         852,517

Notes Payable and other liabilities                     51,243       1,652,741

Stockholders' Equity:
   Common stock, $1.08 par value, 1,000,000
    shares authorized, 539,075 shares issued
    and outstanding                                    582,201         582,201
   Additional paid-in capital                            1,766           1,766
   Retained earnings                                 4,210,448       3,347,538
                                                    ----------      ----------
     Total Stockholders' Equity                      4,794,415       3,931,505
                                                    ----------      ----------
     Total Liabilities and Stockholders' Equity     $7,107,675      $6,436,763
                                                    ==========      ==========

            See Notes to Condensed Consolidated Financial Statements

             NORTHWESTERN CONSOLIDATED CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                 Nine months ended September 30,
                                                    1998                1997
                                                 ----------         -----------
REVENUE:
  Title insurance premiums                       $4,219,891         $ 3,083,838
  Escrow fees                                     2,167,561           1,449,609
  Interest and other income                       1,007,491             549,286
                                                 ----------         -----------
                                                  7,394,943           5,082,733
                                                 ----------         -----------
EXPENSES:
  Personnel costs                                 3,848,618           3,257,986
  Other operating expenses                        2,544,625           1,908,292
  Interest expense                                  138,790             127,472
                                                 ----------         -----------
                                                  6,532,033           5,293,750
                                                 ----------         -----------
  Income (loss) before provision
  for income taxes                                  862,910            (211,017)

  Provision for income taxes                             --                  --
                                                 ----------         -----------

  Net income (loss)                              $  862,910         $  (211,017)
                                                 ==========         ===========

  Net income (loss) per share                    $     1.60         $     (0.41)
                                                 ==========         ===========

            See Notes to Condensed Consolidated Financial Statements

             NORTHWESTERN CONSOLIDATED CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Unaudited)

                                                       1998             1997
                                                   -----------      -----------
NET CASH PROVIDED (USED) BY OPERATING
ACTIVITIES:
Net income (loss)                                  $   862,910      $  (211,017)
Adjustments to reconcile net income (loss) to
 net cash provided (used) by operating activities:
   Depreciation and amortization                       194,940          194,630
   Gain on sale of fixed assets                       (282,747)              --
Changes in Assets and Liabilities:
   Notes and other accounts receivable                  56,469           (7,853)
   Prepaid expenses and other assets                   (18,040)         (18,057)
   Accounts payable and accrued expenses               (13,294)          19,930
                                                   -----------      -----------
Net Cash flows - Operating Activities                  800,238          (22,367)
                                                   -----------      -----------
NET CASH USED BY INVESTING ACTIVITIES:
   Payments on notes receivable                             --          229,541
   Sale of property                                    152,742               --
   Purchase of property and equipment                 (127,057)         (49,715)
                                                   -----------      -----------
Net Cash Flows - Investing Activities                   25,685          179,826
                                                   -----------      -----------
NET CASH PROVIDED BY FINANCING
ACTIVITIES:
   Repayment of debt                                   (43,207)         (35,982)
                                                   -----------      -----------
Net Cash Flows - Financing Activities                  (43,207)         (35,982)
                                                   -----------      -----------

NET CHANGE IN CASH                                     782,716          121,477
                                                   -----------      -----------

CASH AT THE BEGINNING OF THE PERIOD                  1,877,717        1,477,814
                                                   -----------      -----------

CASH AT THE END OF THE PERIOD                      $ 2,660,433      $ 1,599,291
                                                   ===========      ===========

            See Notes to Condensed Consolidated Financial Statements

             NORTHWESTERN CONSOLIDATED CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                  NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

NOTE 1 - INTERIM FINANCIAL INFORMATION

     The accompanying unaudited consolidated financial statements of Northwestern Consolidated Corporation and Subsidiaries (the Company) have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management all adjustments (consisting of only normal recurring accruals) necessary for a fair presentation have been included.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the accompanying notes. Actual results could differ from these estimates.

NOTE 2 - SUBSEQUENT EVENT

     In November 1998, the Company was acquired by merger by Capital Title Group, Inc. The purchase price was $11.00 per share for each of the Company's 539,075 shares issued and outstanding.

       CAPITAL TITLE GROUP, INC. AND NORTHWESTERN CONSOLIDATED CORPORATION
         UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997


                                         Actual                  Pro forma
                               --------------------------- ---------------------
                                              Northwestern
                               Capital Title  Consolidated
                                Group, Inc.   Corporation  Adjustments  Combined
                                -----------   -----------  -----------  --------
                                     (In thousands, except per share data)
REVENUE:
  Title insurance premiums       $  5,359     $ 4,239      $     --    $  9,598
  Escrow fees                       2,191       4,915                     7,106
  Interest and other income           799         470                     1,269
                                 --------     -------      --------    --------
                                    8,349       9,624            --      17,973
EXPENSES:
  Personnel costs                   5,170       4,317                     9,487
  Operating expenses                3,394       5,222            35       8,651
  Interest expense                     72         157                       229
                                 --------     -------      --------    --------
                                    8,636       9,696            35      18,367
                                 --------     -------      --------    --------
  Loss before income taxes           (287)        (72)          (35)(3)    (394)
  Income tax (provision) benefit       42          (6)                       36
                                 --------     -------      --------    --------
  Net loss                       $   (245)    $   (78)     $    (35)   $   (358)
                                 ========     =======      ========    ========
  Net loss per common share -
  diluted                        $  (0.02)    $ (0.14)                 $  (0.03)
                                 ========     =======                  ========
  Weighted average shares
  outstanding                      11,088         539                    11,747
                                 ========     =======                  ========

                  See accompanying Notes to Unaudited Pro Forma
                   Condensed Combining Financial Statements.

        As set forth in the accompanying Notes, this unaudited pro forma statement of operations reflects the exchange of all Northwestern
       Consolidated Corporation stock for Capital Title Group, Inc. stock.

       CAPITAL TITLE GROUP, INC. AND NORTHWESTERN CONSOLIDATED CORPORATION
         UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998


                                         Actual                  Pro forma
                               --------------------------- ---------------------
                                              Northwestern
                               Capital Title  Consolidated
                                Group, Inc.   Corporation  Adjustments  Combined
                                -----------   -----------  -----------  --------
                                     (In thousands, except per share data)
REVENUE:
  Title insurance premiums       $ 9,244        $4,220                  $13,464
  Escrow fees                      3,758         2,168                    5,926
  Interest and other income        1,704         1,007                    2,711
                                 -------        ------      -----       -------
                                  14,706         7,395         --        22,101
EXPENSES:
  Personnel costs                  8,513         3,848                   12,361
  Operating expenses               4,948         2,545         26(3)      7,519
  Interest expense                    74           139                      213
                                 -------        ------      -----       -------
                                  13,535         6,532         26        20,093
                                 -------        ------      -----       -------
  Income before income taxes       1,171           863        (26)        2,008
  Provision for income taxes          62            --                       62
                                 =======        ======      =====       =======
  Net income                     $ 1,109        $  863      $ (26)      $ 1,946
                                 =======        ======      =====       =======
  Net income per common share -
  diluted                        $  0.07        $ 1.60                  $  0.12
                                 =======        ======                  =======
  Weighted average shares
  outstanding                     15,802           539                   16,461
                                 =======        ======                  =======


                  See accompanying Notes to Unaudited Pro Forma
                    Condensed Combining Financial Statements.

        As set forth in the accompanying Notes, this unaudited pro forma statement of operations reflects the exchange of all Northwestern
       Consolidated Corporation stock for Capital Title Group, Inc. stock.

       CAPITAL TITLE GROUP, INC.AND NORTHWESTERN CONSOLIDATED CORPORATION
              UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET
                               SEPTEMBER 30, 1998

                                              Actual                     Pro forma
                                    ---------------------------   ------------------------
                                                   Northwestern
                                    Capital Title  Consolidated
                                     Group, Inc.   Corporation    Adjustments     Combined
                                     -----------   -----------    -----------     --------
ASSETS
Current Assets
  Cash                                $  4,741       $2,660        $(3,494)(1,2)  $  3,907
  Notes and other receivables              300          275            575
  Prepaid expenses and other
   assets                                  118           65            183
                                      --------       ------        -------        --------
  Total Current Assets                   5,159        3,000         (3,494)          4,665

Property and Equipment                   4,357        3,373            696 (3)       8,426

Other Assets
  Deposits and other assets                509          456                            965
  Investment in title plant                225          279                            504
                                      --------       ------        -------        --------
  Total Assets                        $ 10,250       $7,108        $(2,798)       $ 14,560
                                      ========       ======        =======        ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Notes payable - current portion     $    477       $1,581                       $  2,058
  Accounts payable and accrued
   expenses                              1,141          681                          1,822
                                      --------       ------        -------        --------
  Total Current Liabilities              1,618        2,262             --           3,880

Notes Payable and Other Liabilities        559           51                            610

STOCKHOLDERS' EQUITY
  Common stock                              16          582           (581)(1)          17
  Additional paid in capital             8,795            2          1,994 (1)      10,791
  Retained earnings                       (738)       4,211         (4,211)           (738)
                                      --------       ------        -------        --------
  Total Stockholders' Equity             8,073        4,795         (2,798)         10,070
                                      --------       ------        -------        --------
  Total Liabilities and Stockholders'
   Equity                             $ 10,250       $7,108        $(2,798)       $ 14,560
                                      ========       ======        =======        ========

                  See accompanying Notes to Unaudited Pro Forma
                   Condensed Combining Financial Statements.

        As set forth in the accompanying Notes, this unaudited pro forma statement of operations reflects the exchange of all Northwestern
       Consolidated Corporation stock for Capital Title Group, Inc. stock.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING
                              FINANCIAL STATEMENTS

     The unaudited pro forma condensed combined financial statements reflect the Merger of Northwestern Consolidated Corporation into a wholly owned subsidiary of Capital Title Group, Inc. and have been prepared under the purchase method of accounting. Adjustments reflected in these pro forma financial statements include the following:

1. The issuance of 659,075 shares of Capital Title Group, Inc. Common Shares and $3,293,926 cash for all outstanding Northwestern consolidated Company Common Stock of which there are 539,075 shares issued and outstanding. The purchase price is calculated at $11 per share of Northwestern Consolidated Company Common Stock, payable in cash, or cash and Capital Title Group, Inc. Common Stock.

2. Financial advisory fees, legal and accounting expensed and other direct transaction costs are estimated to be $200,000. In addition, 6,572 shares of Capital Title Group, Inc. Common Shares were issued in connection with financial advisory services. These amounts will be included in the total purchase price.

3. The estimated total purchase price, including transaction costs, is $5,490,867 assuming the value of Capital Title Group, Inc. stock to be $3.00 per share. A pro forma adjustment in the amount of $696,000 is reflected as a purchase accounting adjustment to increase certain property acquired to its fair market value. The amount reflected as a pro forma adjustment on the Unaudited Pro Forma Condensed Combining Statement of Operations as additional operating expense relates to depreciation on the increase in value for property.